Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations and Enterprise Communications
217.788.5144
investorrelations@horacemann.com
Horace Mann expects first-quarter 2023 core EPS* of $0.21 to $0.23 despite elevated catastrophe losses; reiterates full-year guidance
To announce first-quarter financial results on May 2, with conference call to discuss results at noon Eastern Time on May 3

SPRINGFIELD, Ill., April 20, 2023 – Horace Mann Educators Corporation (NYSE:HMN) today announced it expects first-quarter 2023 core EPS in the range of $0.21 to $0.23, despite an unusually high number of weather events throughout the quarter, including two severe storms in the Midwest in late March. This led to catastrophe losses well ahead of the first quarter of 2022.
Catastrophe losses for the first quarter of 2023 are expected to be in the range of $22 million to $23 million, pretax, contributing about 15 points to the first-quarter combined ratio, compared to $7.3 million, or 4.8 points, in last year’s first quarter. In total, there were 23 events designated as catastrophes by Property Claims Services (PCS) in this year’s first quarter, compared to 11 events in the first quarter of 2022.
“Horace Mann claims representatives responded quickly and compassionately to policyholders affected by the storms. I’m proud of our team for delivering on our promise to help educators when they need it most,” said Horace Mann President and CEO Marita Zuraitis.
The company continues to expect full-year catastrophe losses will represent about 10 points on the full-year combined ratio.
“We remain confident that we will increase our share of the education market as we grow our increasingly diversified business over the next several years,” Zuraitis said. “Despite the outsized catastrophe losses, first-quarter results confirm that we remain on pace toward our business objectives for this year. We continue to expect 2023 core EPS in the range of $2.00 to $2.30. In 2024, we believe we will return to a double-digit return on equity as core EPS approaches $4, driven by our profitable growth.”
First-quarter 2023 earnings call
Horace Mann plans to release its first-quarter 2023 results on May 2, after the market closes. At that time, the quarterly news release, investor supplement and investor presentation will be available on the company’s website at investors.horacemann.com.
Management will host a conference call to discuss the financial results on May 3 at noon Eastern Time. Investors can access the call webcast via the Events page of the company’s investor site or by dialing 844-735-3325. For the webcast, please log on to the site several minutes in advance to register and download any required audio software. On-demand replay will be available later that day.
* This measure is not based on accounting principles generally accepted in the United States of America (non-GAAP). An explanation of this measure is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

About Horace Mann
Horace Mann Educators Corporation is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.

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